Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Third Quarter Results

Strong digital growth continued
Operating margin improvement
Over $600 million returned to shareholders year-to-date
Launching new cross-border e-commerce payment option

DENVER, Nov. 1, 2018: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement, today reported third quarter financial results and an updated outlook for 2018.

In the third quarter, the Company generated revenue of $1.4 billion, which declined 1% compared to the prior year, or increased 3% on a constant currency basis. The strengthening of the dollar against the Argentine peso reduced reported revenue growth by 3 percentage points in the quarter, while increases in revenue per transaction in the Company’s Argentina-based businesses, primarily resulting from the impacts of inflation on the local bill payments business, increased reported and constant currency revenue growth by approximately 1.7 percentage points.

Consumer money transfer revenues were flat in the quarter, or increased 2% in constant currency, led by westernunion.com. The Company’s operating profit margin improved to 21.8%.

“Third quarter results were solid, driven by continued double-digit revenue growth from westernunion.com and strong profitability,” said president and CEO Hikmet Ersek. “Strategically, we made good progress on key initiatives, including advancing our digital expansion efforts and adding new cross-border payments opportunities.”

Ersek added, “Westernunion.com money transfer services are now available in more than 50 countries and territories, with the capability to send to agent locations and accounts around the world. We are also pleased to open our unique global money movement platform to new partners. Our collaboration with Amazon will allow international e-commerce customers to shop global and pay local, as they can use our network to pay in person for online purchases in select countries.”

GAAP earnings per share in the quarter was $0.46 compared to $0.51 in the prior year period. On an adjusted basis, earnings per share was $0.52 compared to $0.53 in the prior year period. The decrease in GAAP and adjusted earnings per share was primarily due to higher tax rates in the current year period, partially offset by the impact of increased operating profit margins.

Executive vice president and CFO Raj Agrawal stated, “Effective cost management and our WU Way lean management programs contributed to a strong increase in operating margins in the quarter. We also continued our shareholder friendly capital allocation, with over $600 million in dividends and share repurchases year-to-date.”

Q3 Business Unit Highlights

•
Consumer-to-Consumer (C2C) revenues, which represented 80% of total Company revenue in the quarter, were flat on a reported basis, or increased 2% constant currency, while transactions grew 4%. Geographically, constant currency revenue growth was led by sends originated in Latin America, Europe, and North America, partially offset by declines in the Middle East, Africa and Asia Pacific.

Westernunion.com C2C revenues increased 19%, or 20% constant currency, and transactions increased 23%. Westernunion.com is now in more than 50 countries and territories and represented 12% of total C2C revenue in the quarter.

•	Western Union Business Solutions revenues increased 1%, or 3% on a constant currency basis. Business Solutions represented 7% of total Company revenues in the quarter.

•
Other revenues, which primarily consist of bill payments businesses in the U.S. and Argentina, declined 9%, or increased 7% on a constant currency basis. The strengthening of the dollar against the Argentine peso reduced Other reported revenue growth by 16 percentage points in the quarter, while increases in revenue per transaction in the Company’s Argentina-based businesses, primarily resulting from the impacts of inflation, increased Other reported and constant currency revenue growth by approximately 9.6 percentage points. Other revenues represented 13% of total Company revenues in the quarter.

Additional Q3 Financial Highlights

•
GAAP operating margin in the quarter was 21.8%, which compares to 19.4% in the prior year period, or 20.7% in the prior year on an adjusted basis. GAAP operating profit of $303 million compares to $272 million in the prior year, or $290 million in the prior year on an adjusted basis. The improvement in GAAP operating margin and profit was partially driven by WU Way related expenses and an accrual related to the Joint Settlement Agreements incurred in the prior year period, while both GAAP and adjusted margin and profit benefited from higher incentive compensation related expenses in the prior year and timing of marketing spending.

•
The effective tax rate in the quarter was 21.7% compared to 1.5% in the prior year period. On an adjusted basis, the tax rate was 11.7% compared to 3.6% in the prior year period. The increase in the GAAP effective tax rate was primarily due to nonrecurring benefits in the prior year period and tax expense related to changes in estimates for the provisional accounting for United States tax reform legislation enacted in December 2017 (the “Tax Act”) in the current period, while the increase on an adjusted basis was primarily due to nonrecurring benefits in the prior year period.

•
The Company returned $184 million to shareholders in the third quarter, consisting of $100 million in share repurchases and $84 million of dividends, and returned $608 million year-to-date. Year-to-date cash flow from operating activities was $518 million, including the impact of approximately $120 million of tax payments related to the agreement with the U.S. Internal Revenue Service announced in 2011, a $60 million first quarter payment for the previously announced NYDFS settlement, and approximately $30 million of outflows for prior year WU Way expenses.

Adjustment Items
Adjusted metrics for the 2018 third quarter exclude the impact of a $26.6 million tax expense related to changes in estimates for the provisional accounting for the Tax Act.

Adjusted metrics for the 2017 third quarter exclude $10 million of WU Way related expenses and an $8 million accrual related to the Joint Settlement Agreements, both with associated tax benefits.

2018 Outlook
The Company updated its financial outlook for 2018, which was previously reported on August 2. Revenue, operating margin, and cash flow projections are unchanged from the prior outlook; the GAAP earnings per share range has been narrowed; and the adjusted earnings per share range has been increased, primarily to reflect a lower expected tax rate.

Revenue

•	Low single-digit GAAP revenue increase and low to mid-single digit increase in constant currency revenue

Operating Profit Margin

•	Operating margin of approximately 20%

Tax Rate

•	GAAP effective tax rate of approximately 13% to 14% (unchanged) and adjusted tax rate of approximately 12% (previously approximately 14% to 15%)

Earnings per Share

•	GAAP EPS in a range of $1.85 to $1.92 (previously $1.82 to $1.92) and adjusted EPS in a range of $1.88 to $1.95 (previously $1.80 to $1.90)

Cash Flow

•
Cash flow from operating activities of approximately $800 million, which includes approximately $200 million of outflows for the combination of tax payments related to the agreement with the U.S. Internal Revenue Service announced in 2011, the NYDFS settlement payment, and WU Way payments related to 2017 expenses

Additional Statistics
Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Expenses related to the Joint Settlement Agreements and the WU Way business transformation are not included in operating segment results, as they are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Expenses associated with the WU Way business transformation initiative were effectively complete as of December 31, 2017.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures
Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include consolidated revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; Other revenue change constant currency adjusted; consolidated operating income, excluding the impact from Joint Settlement Agreements and WU Way business transformation expenses; consolidated operating margin, excluding Joint Settlement Agreements and WU Way business transformation expenses; effective tax rate excluding Joint Settlement Agreements, WU Way business transformation expenses and Tax Act; earnings per share, excluding Joint Settlement Agreements, WU Way business transformation expenses and Tax Act; effective tax rate outlook, excluding Tax Act; earnings per share outlook, excluding Tax Act; and additional measures found in the supplemental tables included with this press release. Although the expenses related to the WU Way business transformation are specific to that initiative, the types of expenses related to the WU Way business transformation are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at
http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation
The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial +1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 1785023.

The conference call and accompanying slides will be available via webcast at
http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2017. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act") and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States, the European Union and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the "Joint Settlement Agreements"), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the "NYDFS Consent Order"); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation ("GDPR") approved by the European Union ("EU"); the ongoing impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union
The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement. Our omnichannel platform connects the digital and physical worlds and makes it possible for consumers and businesses to send and receive money and make payments with speed, ease, and reliability.  As of September 30, 2018, our network included over 550,000 retail agent locations offering Western Union, Vigo or Orlandi Valuta branded services in more than 200 countries and territories, with the capability to send money to billions of accounts. Additionally, westernunion.com, our fastest growing channel in 2017, is available in more than 50 countries and territories to move money around the world.  In 2017, we moved over $300 billion in principal in nearly 130 currencies and processed 32 transactions every second across all our services. With our global reach, Western Union moves money for better, connecting family, friends and businesses to enable financial inclusion and support economic growth. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:
Jennifer Pakradooni
+1 (720) 332-0516
jennifer.pakradooni@wu.com

Investor Relations:
Mike Salop
+1(720) 332-8276
mike.salop@westernunion.com

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		2%	5%	2%	7%	2%	(1)%	3%
Consolidated revenues (constant currency) - YoY % change	a	3%	4%	3%	5%	3%	3%	4%
Consolidated operating income/(loss) (GAAP) - YoY % change		(2)%	19%	(2)%	10%	32%	11%	17%
Consolidated operating income (constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses) - YoY % change	b	0%	0%	3%	5%	(4)%	7%	2%
Consolidated operating margin (GAAP)	jj	19.4%	(17.5)%	8.6%	19.1%	20.1%	21.8%	20.3%
Consolidated operating margin (excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses)	c	20.7%	18.0%	20.0%	19.1%	20.1%	21.8%	20.3%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		1%	5%	1%	7%	4%	0%	4%
Revenues (constant currency) - YoY % change	g	1%	4%	2%	5%	3%	2%	3%
Operating margin	jj	23.5%	21.5%	23.1%	22.2%	23.6%	25.1%	23.6%

Transactions (in millions)		69.2	71.4	275.8	67.8	73.1	71.8	212.7
Transactions - YoY % change		2%	3%	3%	4%	5%	4%	4%

Total principal ($ - billions)		$21.0	$21.3	$81.8	$20.8	$22.4	$22.1	$65.3
Principal per transaction ($ - dollars)		$302	$300	$297	$307	$306	$308	$307
Principal per transaction - YoY % change		1%	3%	0%	5%	5%	2%	4%
Principal per transaction (constant currency) - YoY % change	h	0%	0%	(1)%	2%	3%	4%	3%

Cross-border principal ($ - billions)		$19.0	$19.5	$74.5	$18.9	$20.4	$20.1	$59.4
Cross-border principal - YoY % change		4%	6%	3%	9%	9%	6%	8%
Cross-border principal (constant currency) - YoY % change	i	2%	4%	2%	5%	8%	7%	7%

NA region revenues (GAAP) - YoY % change	aa, bb	1%	3%	2%	4%	3%	2%	3%
NA region revenues (constant currency) - YoY % change	j, aa, bb	1%	3%	3%	4%	3%	2%	3%
NA region transactions - YoY % change	aa, bb	2%	1%	3%	1%	2%	1%	2%

EU & CIS region revenues (GAAP) - YoY % change	aa, cc	2%	6%	1%	14%	9%	3%	9%
EU & CIS region revenues (constant currency) - YoY % change	k, aa, cc	1%	2%	2%	5%	4%	4%	4%
EU & CIS region transactions - YoY % change	aa, cc	7%	7%	7%	8%	9%	8%	8%

MEASA region revenues (GAAP) - YoY % change	aa, dd	(8)%	1%	(8)%	0%	(4)%	(7)%	(4)%
MEASA region revenues (constant currency) - YoY % change	l, aa, dd	(8)%	0%	(7)%	(1)%	(5)%	(6)%	(4)%
MEASA region transactions - YoY % change	aa, dd	(11)%	(2)%	(10)%	(2)%	(1)%	2%	0%

LACA region revenues (GAAP) - YoY % change	aa, ee	19%	21%	22%	20%	11%	2%	10%
LACA region revenues (constant currency) - YoY % change	m, aa, ee	22%	23%	23%	25%	20%	16%	20%
LACA region transactions - YoY % change	aa, ee	17%	17%	17%	17%	16%	11%	15%

APAC region revenues (GAAP) - YoY % change	aa, ff	(1)%	0%	(2)%	2%	(5)%	(10)%	(4)%
APAC region revenues (constant currency) - YoY % change	n, aa, ff	1%	0%	0%	0%	(5)%	(9)%	(5)%
APAC region transactions - YoY % change	aa, ff	0%	3%	0%	1%	0%	(2)%	0%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
Consumer-to-Consumer segment cont.
International revenues - YoY % change	gg	1%	6%	0%	9%	4%	(1)%	4%
International transactions - YoY % change	gg	3%	6%	3%	6%	7%	6%	6%
International revenues - % of C2C segment revenues	gg	67%	67%	66%	67%	66%	67%	67%

United States originated revenues - YoY % change	hh	1%	3%	3%	4%	3%	1%	3%
United States originated transactions - YoY % change	hh	1%	0%	2%	1%	2%	1%	1%
United States originated revenues - % of C2C segment revenues	hh	33%	33%	34%	33%	34%	33%	33%

westernunion.com revenues (GAAP) - YoY % change	ii	23%	22%	23%	23%	22%	19%	21%
westernunion.com revenues (constant currency) - YoY % change	o, ii	23%	22%	24%	20%	21%	20%	20%
westernunion.com transactions - YoY % change	ii	24%	22%	24%	24%	26%	23%	24%

% of Consumer-to-Consumer Revenue
Regional Revenues:
NA region revenues	aa, bb	36%	37%	37%	36%	37%	37%	37%
EU & CIS region revenues	aa, cc	31%	31%	31%	32%	32%	32%	32%
MEASA region revenues	aa, dd	16%	16%	16%	16%	15%	15%	15%
LACA region revenues	aa, ee	9%	9%	8%	9%	9%	9%	9%
APAC region revenues	aa, ff	8%	7%	8%	7%	7%	7%	7%
westernunion.com revenues	ii	10%	10%	10%	11%	11%	12%	11%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		2%	(4)%	(3)%	3%	(4)%	1%	0%
Revenues (constant currency) - YoY % change	p	1%	(8)%	(3)%	(2)%	(6)%	3%	(2)%
Operating margin		9.1%	(3.2)%	3.6%	2.9%	1.2%	14.2%	6.3%

Other (primarily bill payments businesses in United States and Argentina)
Revenues (GAAP) - YoY % change		9%	11%	9%	4%	(2)%	(9)%	(2)%
Revenues (constant currency) - YoY % change	r	13%	14%	12%	10%	9%	7%	9%
Operating margin		10.5%	7.9%	10.7%	10.1%	8.5%	5.9%	8.3%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		79%	80%	79%	79%	80%	80%	79%
Business Solutions segment revenues		7%	6%	7%	7%	7%	7%	7%
Other revenues		14%	14%	14%	14%	13%	13%	14%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Revenues	$1,387.8	$1,404.7	(1)%	$4,188.3	$4,086.0	3%
Expenses:
Cost of services (a)	812.4	840.5	(3)%	2,467.0	2,482.7	(1)%
Selling, general and administrative	272.8	292.0	(7)%	870.2	875.6	(1)%
Total expenses (b)	1,085.2	1,132.5	(4)%	3,337.2	3,358.3	(1)%
Operating income	302.6	272.2	11%	851.1	727.7	17%
Other income/(expense):
Interest income	1.6	1.3	26%	3.6	3.8	(4)%
Interest expense	(38.4)	(37.2)	3%	(111.4)	(104.2)	7%
Other income, net (a)	0.6	2.9	(84)%	13.1	9.4	38%
Total other expense, net	(36.2)	(33.0)	10%	(94.7)	(91.0)	4%
Income before income taxes	266.4	239.2	11%	756.4	636.7	19%
Provision for income taxes	57.8	3.6	(c)	116.6	72.9	60%
Net income	$208.6	$235.6	(11)%	$639.8	$563.8	13%
Earnings per share:
Basic	$0.47	$0.51	(8)%	$1.41	$1.20	18%
Diluted	$0.46	$0.51	(10)%	$1.40	$1.19	18%
Weighted-average shares outstanding:
Basic	446.8	462.8		454.8	470.6
Diluted	449.0	465.4		457.4	473.6
Cash dividends declared per common share	$0.19	$0.175	9%	$0.57	$0.525	9%

__________
(a)
On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of the defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in reductions to "Cost of services" and "Other income, net" of $0.6 million and $1.8 million for the three and nine months ended September 30, 2017, respectively, from the amounts previously reported.

(b)
For the three and nine months ended September 30, 2017, total WU Way business transformation expenses were $9.9 million and $59.2 million, respectively, including $4.0 million and $27.7 million in cost of services and $5.9 million and $31.5 million in selling, general and administrative, respectively.

(c) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$767.6	$838.2
Settlement assets	4,018.8	4,188.9
Property and equipment, net of accumulated depreciation of
$685.8 and $635.7, respectively	266.8	214.2
Goodwill	2,725.0	2,727.9
Other intangible assets, net of accumulated amortization of
$1,044.9 and $1,042.7, respectively	604.5	586.3
Other assets	606.9	675.9
Total assets	$8,989.6	$9,231.4
Liabilities and Stockholders' Deficit
Liabilities:
Accounts payable and accrued liabilities	$593.4	$718.5
Settlement obligations	4,018.8	4,188.9
Income taxes payable	1,076.7	1,252.0
Deferred tax liability, net	156.3	173.0
Borrowings	3,295.0	3,033.6
Other liabilities	264.7	356.8
Total liabilities	9,404.9	9,722.8

Stockholders' deficit:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
443.7 shares and 459.0 shares issued and outstanding as of
September 30, 2018 and December 31, 2017, respectively	4.4	4.6
Capital surplus	743.7	697.8
Accumulated deficit	(916.8)	(965.9)
Accumulated other comprehensive loss	(246.6)	(227.9)
Total stockholders' deficit	(415.3)	(491.4)
Total liabilities and stockholders' deficit	$8,989.6	$9,231.4

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net income	$639.8	$563.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	57.0	57.5
Amortization	139.0	139.6
Other non-cash items, net	23.5	130.3
Increase/(decrease) in cash resulting from changes in:
Other assets	(55.6)	(35.6)
Accounts payable and accrued liabilities	(109.7)	(538.4)
Income taxes payable	(172.8)	57.6
Other liabilities	(2.7)	48.3
Net cash provided by operating activities	518.5	423.1
Cash flows from investing activities
Capitalization of contract costs	(109.5)	(46.2)
Capitalization of purchased and developed software	(37.4)	(27.4)
Purchases of property and equipment	(101.2)	(48.9)
Purchases of non-settlement related investments and other	(6.9)	(191.6)
Proceeds from maturity of non-settlement related investments and other	12.5	43.5
Purchases of held-to-maturity non-settlement related investments	(2.8)	(42.7)
Proceeds from held-to-maturity non-settlement related investments	15.5	27.2
Net cash used in investing activities	(229.8)	(286.1)
Cash flows from financing activities
Cash dividends paid	(257.8)	(245.3)
Common stock repurchased	(360.6)	(489.3)
Net proceeds from commercial paper	369.0	—
Net proceeds from issuance of borrowings	297.5	746.4
Principal payments on borrowings	(407.2)	—
Proceeds from exercise of options	9.3	8.4
Other financing activities	(6.6)	—
Net cash (used in)/provided by financing activities	(356.4)	20.2
Net change in cash, cash equivalents and restricted cash	(67.7)	157.2
Cash, cash equivalents and restricted cash at beginning of period	844.4	877.5
Cash, cash equivalents and restricted cash at end of period (a)	$776.7	$1,034.7

__________
(a)
On January 1, 2018, the Company retrospectively adopted an accounting pronouncement that requires restricted cash, which is recorded in "Other assets" in the Company's Condensed Consolidated Balance Sheets, to be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the statements of cash flows. As of September 30, 2018, the Company had $9.1 million of restricted cash.

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Revenues:
Consumer-to-Consumer	$1,107.4	$1,107.7	0%	$3,325.9	$3,210.0	4%
Business Solutions	100.2	99.4	1%	290.0	289.6	0%
Other (a)	180.2	197.6	(9)%	572.4	586.4	(2)%
Total consolidated revenues	$1,387.8	$1,404.7	(1)%	$4,188.3	$4,086.0	3%
Operating income (b):
Consumer-to-Consumer	$277.8	$260.3	7%	$785.7	$758.7	4%
Business Solutions	14.3	9.1	57%	18.2	16.8	8%
Other (a)	10.5	20.7	(49)%	47.2	68.4	(31)%
Total segment operating income (b)	302.6	290.1	4%	851.1	843.9	1%
NYDFS Consent Order (c)	—	—	(d)	—	(49.0)	(d)
Business transformation expenses (c)	—	(9.9)	(d)	—	(59.2)	(d)
Joint Settlement Agreements (c)	—	(8.0)	(d)	—	(8.0)	(d)
Total consolidated operating income (b)	$302.6	$272.2	11%	$851.1	$727.7	17%
Operating income margin (b):
Consumer-to-Consumer	25.1%	23.5%	1.6%	23.6%	23.6%	0.0%
Business Solutions	14.2%	9.1%	5.1%	6.3%	5.8%	0.5%
Other (a)	5.9%	10.5%	(4.6)%	8.3%	11.7%	(3.4)%
Total consolidated operating income margin (b)	21.8%	19.4%	2.4%	20.3%	17.8%	2.5%

__________
(a)	Consists primarily of the Company's bill payments businesses in the United States and Argentina.
(b)
On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of a defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in an increase of $0.6 million and $1.8 million to operating income for the three and nine months ended September 30, 2017, respectively, from the amounts previously reported, and this increase was allocated among the segments in a method consistent with the original allocation of this expense.

(c)
Expenses related to the NYDFS Consent Order, the WU Way business transformation, and the Joint Settlement Agreements are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(d)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

		3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,404.7	$1,438.3	$5,524.3	$1,389.4	$1,411.1	$1,387.8	$4,188.3
	Foreign currency translation impact (s)	7.7	(5.5)	61.3	(18.9)	9.1	52.8	43.0
	Revenues, constant currency adjusted	$1,412.4	$1,432.8	$5,585.6	$1,370.5	$1,420.2	$1,440.6	$4,231.3
	Prior year revenues, as reported (GAAP)	$1,377.8	$1,371.7	$5,422.9	$1,302.4	$1,378.9	$1,404.7	$4,086.0
	Revenue change, as reported (GAAP)	2%	5%	2%	7%	2%	(1)%	3%
	Revenue change, constant currency adjusted	3%	4%	3%	5%	3%	3%	4%

(b)	Operating income/(loss), as reported (GAAP) (jj)	$272.2	$(251.9)	$475.8	$264.9	$283.6	$302.6	$851.1
	Foreign currency translation impact (s)	8.9	13.3	44.0	3.4	2.9	7.2	13.5
	Goodwill impairment (t)	N/A	464.0	464.0	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	—	11.0	60.0	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	8.0	—	8.0	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	9.9	35.2	94.4	N/A	N/A	N/A	N/A
	Operating income, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$299.0	$271.6	$1,146.2	$268.3	$286.5	$309.8	$864.6
	Prior year operating income, excluding NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$299.2	$271.5	$1,108.3	$254.4	$299.4	$290.1	$843.9
	Operating income change, as reported (GAAP)	(2)%	19%	(2)%	10%	32%	11%	17%
	Operating income change, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	0%	0%	3%	5%	(4)%	7%	2%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
	Consolidated Metrics cont.
(c)	Operating income/(loss), as reported (GAAP) (jj)	$272.2	$(251.9)	$475.8	$264.9	$283.6	$302.6	$851.1
	Goodwill impairment (t)	N/A	464.0	464.0	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	—	11.0	60.0	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	8.0	—	8.0	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	9.9	35.2	94.4	N/A	N/A	N/A	N/A
	Operating income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$290.1	$258.3	$1,102.2	$264.9	$283.6	$302.6	$851.1
	Operating margin, as reported (GAAP) (jj)	19.4%	(17.5)%	8.6%	19.1%	20.1%	21.8%	20.3%
	Operating margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	20.7%	18.0%	20.0%	19.1%	20.1%	21.8%	20.3%
(d)	Operating income/(loss), as reported (GAAP) (jj)	$272.2	$(251.9)	$475.8	$264.9	$283.6	$302.6	$851.1
	Reversal of depreciation and amortization	65.5	65.8	262.9	66.7	65.7	63.6	196.0
	EBITDA (y)	$337.7	$(186.1)	$738.7	$331.6	$349.3	$366.2	$1,047.1
	Goodwill impairment (t)	N/A	464.0	464.0	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	—	11.0	60.0	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	8.0	—	8.0	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	9.9	35.2	94.4	N/A	N/A	N/A	N/A
	Adjusted EBITDA, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$355.6	$324.1	$1,365.1	$331.6	$349.3	$366.2	$1,047.1
	Operating margin, as reported (GAAP) (jj)	19.4%	(17.5)%	8.6%	19.1%	20.1%	21.8%	20.3%
	EBITDA margin	24.0%	(13.0)%	13.4%	23.9%	24.7%	26.4%	25.0%
	Adjusted EBITDA margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	25.3%	22.5%	24.7%	23.9%	24.7%	26.4%	25.0%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
	Consolidated Metrics cont.
(e)	Net income/(loss), as reported (GAAP)	$235.6	$(1,120.9)	$(557.1)	$213.6	$217.6	$208.6	$639.8
	Goodwill impairment (t)	N/A	464.0	464.0	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	—	11.0	60.0	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	8.0	—	8.0	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	9.9	35.2	94.4	N/A	N/A	N/A	N/A
	Income tax benefit from Goodwill impairment (t)	N/A	(17.2)	(17.2)	N/A	N/A	N/A	N/A
	Income tax benefit from Joint Settlement Agreements (v)	(2.9)	—	(2.9)	N/A	N/A	N/A	N/A
	Income tax benefit from WU Way business transformation expenses (w)	(2.7)	(11.1)	(31.1)	N/A	N/A	N/A	N/A
	Income tax expense/(benefit) from Tax Act (x)	N/A	828.3	828.3	(6.0)	(6.2)	26.6	14.4
	Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) and Tax Act	12.3	1,310.2	1,403.5	(6.0)	(6.2)	26.6	14.4
	Net income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	$247.9	$189.3	$846.4	$207.6	$211.4	$235.2	$654.2
	Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.51	$(2.44)	$(1.19)	$0.46	$0.47	$0.46	$1.40
	EPS impact as a result of Goodwill impairment ($ - dollars) (t)	N/A	$1.01	$1.00	N/A	N/A	N/A	N/A
	EPS impact as a result of NYDFS Consent Order ($ - dollars) (u)	$—	$0.02	$0.13	N/A	N/A	N/A	N/A
	EPS impact as a result of Joint Settlement Agreements ($ - dollars) (v)	$0.02	$—	$0.02	N/A	N/A	N/A	N/A
	EPS impact as a result of WU Way business transformation expenses ($ - dollars) (w)	$0.02	$0.08	$0.20	N/A	N/A	N/A	N/A
	EPS impact from income tax benefit from Goodwill impairment ($ - dollars) (t)	N/A	$(0.04)	$(0.04)	N/A	N/A	N/A	N/A
	EPS impact from income tax benefit from Joint Settlement Agreements ($ - dollars) (v)	$(0.01)	$—	$(0.01)	N/A	N/A	N/A	N/A
	EPS impact from income tax benefit from WU Way business transformation expenses ($ - dollars) (w)	$(0.01)	$(0.02)	$(0.07)	N/A	N/A	N/A	N/A
	EPS impact as a result of Tax Act ($ - dollars) (x)	N/A	$1.80	$1.76	$(0.01)	$(0.01)	$0.06	$0.03
	EPS impact as a result of Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) and Tax Act ($ - dollars)	$0.02	$2.85	$2.99	$(0.01)	$(0.01)	$0.06	$0.03
	Diluted EPS, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act ($ - dollars)	$0.53	$0.41	$1.80	$0.45	$0.46	$0.52	$1.43
	Diluted weighted-average shares outstanding (z)	465.4	462.9	470.9	463.6	459.6	449.0	457.4

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
	Consolidated Metrics cont.
(f)	Effective tax rate, as reported (GAAP)	2%	(288)%	260%	9%	15%	22%	15%
	Impact from Goodwill impairment (t)	N/A	773%	(146)%	N/A	N/A	N/A	N/A
	Impact from NYDFS Consent Order (u)	0%	(29)%	(8)%	N/A	N/A	N/A	N/A
	Impact from Joint Settlement Agreements (v)	1%	0%	(1)%	N/A	N/A	N/A	N/A
	Impact from WU Way business transformation expenses (w)	1%	(67)%	(7)%	N/A	N/A	N/A	N/A
	Impact from Tax Act (x)	N/A	(375)%	(85)%	2%	2%	(10)%	(1)%
	Effective tax rate, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	4%	14%	13%	11%	17%	12%	14%

	Consumer-to-Consumer Segment
(g)	Revenues, as reported (GAAP)	$1,107.7	$1,144.5	$4,354.5	$1,091.0	$1,127.5	$1,107.4	$3,325.9
	Foreign currency translation impact (s)	1.8	(9.0)	37.7	(26.4)	(9.6)	18.7	(17.3)
	Revenues, constant currency adjusted	$1,109.5	$1,135.5	$4,392.2	$1,064.6	$1,117.9	$1,126.1	$3,308.6
	Prior year revenues, as reported (GAAP)	$1,098.9	$1,092.5	$4,304.6	$1,015.0	$1,087.3	$1,107.7	$3,210.0
	Revenue change, as reported (GAAP)	1%	5%	1%	7%	4%	0%	4%
	Revenue change, constant currency adjusted	1%	4%	2%	5%	3%	2%	3%

(h)	Principal per transaction, as reported ($ - dollars)	$302	$300	$297	$307	$306	$308	$307
	Foreign currency translation impact ($ - dollars) (s)	(2)	(6)	(1)	(10)	(4)	5	(3)
	Principal per transaction, constant currency adjusted ($ - dollars)	$300	$294	$296	$297	$302	$313	$304
	Prior year principal per transaction, as reported ($ - dollars)	$300	$292	$298	$292	$293	$302	$296
	Principal per transaction change, as reported	1%	3%	0%	5%	5%	2%	4%
	Principal per transaction change, constant currency adjusted	0%	0%	(1)%	2%	3%	4%	3%

(i)	Cross-border principal, as reported ($ - billions)	$19.0	$19.5	$74.5	$18.9	$20.4	$20.1	$59.4
	Foreign currency translation impact ($ - billions) (s)	(0.2)	(0.4)	(0.2)	(0.7)	(0.2)	0.3	(0.6)
	Cross-border principal, constant currency adjusted ($ - billions)	$18.8	$19.1	$74.3	$18.2	$20.2	$20.4	$58.8
	Prior year cross-border principal, as reported ($ - billions)	$18.4	$18.3	$72.5	$17.3	$18.7	$19.0	$55.0
	Cross-border principal change, as reported	4%	6%	3%	9%	9%	6%	8%
	Cross-border principal change, constant currency adjusted	2%	4%	2%	5%	8%	7%	7%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
	Consumer-to-Consumer Segment cont.
(j)	NA region revenue change, as reported (GAAP)	1%	3%	2%	4%	3%	2%	3%
	NA region foreign currency translation impact (s)	0%	0%	1%	0%	0%	0%	0%
	NA region revenue change, constant currency adjusted	1%	3%	3%	4%	3%	2%	3%

(k)	EU & CIS region revenue change, as reported (GAAP)	2%	6%	1%	14%	9%	3%	9%
	EU & CIS region foreign currency translation impact (s)	(1)%	(4)%	1%	(9)%	(5)%	1%	(5)%
	EU & CIS region revenue change, constant currency adjusted	1%	2%	2%	5%	4%	4%	4%

(l)	MEASA region revenue change, as reported (GAAP)	(8)%	1%	(8)%	0%	(4)%	(7)%	(4)%
	MEASA region foreign currency translation impact (s)	0%	(1)%	1%	(1)%	(1)%	1%	0%
	MEASA region revenue change, constant currency adjusted	(8)%	0%	(7)%	(1)%	(5)%	(6)%	(4)%

(m)	LACA region revenue change, as reported (GAAP)	19%	21%	22%	20%	11%	2%	10%
	LACA region foreign currency translation impact (s)	3%	2%	1%	5%	9%	14%	10%
	LACA region revenue change, constant currency adjusted	22%	23%	23%	25%	20%	16%	20%

(n)	APAC region revenue change, as reported (GAAP)	(1)%	0%	(2)%	2%	(5)%	(10)%	(4)%
	APAC region foreign currency translation impact (s)	2%	0%	2%	(2)%	0%	1%	(1)%
	APAC region revenue change, constant currency adjusted	1%	0%	0%	0%	(5)%	(9)%	(5)%

(o)	westernunion.com revenue change, as reported (GAAP)	23%	22%	23%	23%	22%	19%	21%
	westernunion.com foreign currency translation impact (s)	0%	0%	1%	(3)%	(1)%	1%	(1)%
	westernunion.com revenue change, constant currency adjusted	23%	22%	24%	20%	21%	20%	20%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q17	4Q17	FY2017	1Q18	2Q18	3Q18	YTD 3Q18
	Business Solutions Segment
(p)	Revenues, as reported (GAAP)	$99.4	$94.3	$383.9	$96.7	$93.1	$100.2	$290.0
	Foreign currency translation impact (s)	(1.2)	(3.0)	1.8	(4.8)	(2.7)	2.3	(5.2)
	Revenues, constant currency adjusted	$98.2	$91.3	$385.7	$91.9	$90.4	$102.5	$284.8
	Prior year revenues, as reported (GAAP)	$97.2	$98.8	$396.0	$93.6	$96.6	$99.4	$289.6
	Revenue change, as reported (GAAP)	2%	(4)%	(3)%	3%	(4)%	1%	0%
	Revenue change, constant currency adjusted	1%	(8)%	(3)%	(2)%	(6)%	3%	(2)%

(q)	Operating income/(loss), as reported (GAAP) (jj)	$9.1	$(3.0)	$13.8	$2.8	$1.1	$14.3	$18.2
	Reversal of depreciation and amortization	10.6	10.7	42.5	10.6	10.5	10.4	31.5
	EBITDA (y)	$19.7	$7.7	$56.3	$13.4	$11.6	$24.7	$49.7
	Operating income margin, as reported (GAAP) (jj)	9.1%	(3.2)%	3.6%	2.9%	1.2%	14.2%	6.3%
	EBITDA margin	19.8%	8.1%	14.7%	13.8%	12.6%	24.6%	17.1%

(r)	Other (primarily bill payments businesses in United States and Argentina)
	Revenues, as reported (GAAP)	$197.6	$199.5	$785.9	$201.7	$190.5	$180.2	$572.4
	Foreign currency translation impact (s)	7.1	6.5	21.8	12.3	21.4	31.8	65.5
	Revenues, constant currency adjusted	$204.7	$206.0	$807.7	$214.0	$211.9	$212.0	$637.9
	Prior year revenues, as reported (GAAP)	$181.7	$180.4	$722.3	$193.8	$195.0	$197.6	$586.4
	Revenue change, as reported (GAAP)	9%	11%	9%	4%	(2)%	(9)%	(2)%
	Revenue change, constant currency adjusted	13%	14%	12%	10%	9%	7%	9%

2018 Consolidated Outlook Metrics
	Range
Earnings per share (GAAP) ($ - dollars)	$1.85	$1.92
Impact as a result of Tax Act ($ - dollars) (x)	0.03	0.03
Earnings per share excluding Tax Act ($ - dollars)	$1.88	$1.95

Effective tax rate (GAAP)	13%	14%
Impact from Tax Act (x)	(1)%	(2)%
Effective tax rate excluding Tax Act	12%	12%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(s)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(t)
Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins. These projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were significantly below management’s expectations. Additionally, as disclosed in prior Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the total estimated fair value of the Business Solutions reporting unit previously included value derived from strategies to optimize United States cash flow management and global liquidity by utilizing international cash balances (including balances generated by other operating segments) to initially fund global principal payouts for Business Solutions transactions initiated in the United States that would have been available to certain market participants. However, the December 2017 enactment of tax reform into United States law ("Tax Act") eliminated any fair value associated with these cash management strategies. This charge has been excluded from segment operating income, as this charge has been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(u)
Represents the impact from an accrual for a consent order with the New York State Department of Financial Services ("NYDFS") related to matters identified as part of the Joint Settlement Agreements (referred to above as the "NYDFS Consent Order" or the "NYDFS Settlement"), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. Amounts related to the NYDFS Consent Order were recognized in the second and fourth quarters of 2017, and the expenses had no related income tax benefit. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(v)
Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (referred to above, collectively, as the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. Additionally, in the third quarter of 2017, we recorded an additional accrual in the amount of $8 million related to an independent compliance auditor, pursuant to the terms of the Joint Settlement Agreements. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Additionally, income tax benefit was adjusted in the fourth quarter of 2016 to reflect the revised determination, based on final agreement terms. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(w)
Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives ("WU Way business transformation expenses").  Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter in 2017. As of December 31, 2017, expenses associated with the WU Way initiative were effectively complete. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(x)
Represents the estimated impact to our provision for income taxes related to the Tax Act, primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. Certain of the Tax Act's impacts have been provisionally estimated and may need to be adjusted in 2018 as we complete our accounting for these matters, in accordance with a recent staff accounting bulletin issued by the SEC.

(y)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(z)
For the three months and twelve months ended December 31, 2017, non-GAAP diluted weighted-average shares outstanding includes 3.3 million and 3.0 million shares, respectively. These shares are excluded from the Company's GAAP diluted weighted-average shares outstanding, as they are anti-dilutive due to the Company's GAAP net losses for the respective periods.

Other notes:
(aa)	Geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated.
(bb)	Represents the North America (United States and Canada) ("NA") region of our Consumer-to-Consumer segment.
(cc)	Represents the Europe and the Russia/Commonwealth of Independent States ("EU & CIS") region of our Consumer-to-Consumer segment.
(dd)
Represents the Middle East, Africa, and South Asia ("MEASA") region of our Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(ee)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment, including Mexico.
(ff)	Represents the East Asia and Oceania ("APAC") region of our Consumer-to-Consumer segment.
(gg)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(hh)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(ii)	Represents transactions conducted and funded through Western Union branded websites and mobile apps (referred to throughout as "westernunion.com").
(jj)
On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of a defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in increases to operating income in the amount of $0.6 million for each quarter of 2017, $2.4 million for the year ended December 31, 2017, $0.8 million for each of the first, second, and fourth quarters of 2016, $0.9 million for the third quarter of 2016, and $3.3 million for the year ended December 31, 2016.